                                                         Exhibit 4(ii)

                       SIXTH AMENDMENT TO CREDIT AGREEMENT




              THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of October 29, 1998 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks") and MELLON BANK, N.A., a national banking association, as agent for the Lenders and the Issuing Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent");

                              W I T N E S S E T H:

              WHEREAS, the Borrower, the Lenders, the Issuing Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1991 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower and certain Issuing Banks have issued Letters of Credit on behalf of the Borrower and its Subsidiaries; and

              WHEREAS, the Borrower has requested the Lenders to extend the Revolving Credit Maturity Date to October 29, 2001; and

              WHEREAS, the Lenders are willing to so extend the Revolving Credit Maturity Date and to amend the Credit Agreement upon the terms and conditions hereinafter set forth; and

              WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

              1. Extension of Revolving Credit Maturity Date. The definition of the term "Revolving Credit Maturity Date" in Section 1.01 of the Credit Agreement is hereby amended to substitute the date "October 29, 2001" for the date "October 29, 2000".

              2. Conditions Precedent. The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before October 29, 1998 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

                           (a) Amendment. Each Lender shall have received a counterpart of this Amendment, duly executed by the Borrower.

                           (b) Representations and Warranties; Events of Default
                  and Potential Defaults. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. By execution of this Amendment, the Borrower certifies to the Lenders that as of the Effective Date (a) the representations and warranties set forth in Section 3 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

              2. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment. In addition, the reference in Section
4.05 of the Credit Agreement to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1989 and December 31, 1990 shall be deemed to be a reference to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1996 and December 31, 1997, respectively, the reference in such Section to the parallel interim consolidated financial statements for and as of the end of the six months ended June 30, 1991 shall be deemed to be a reference to the parallel interim consolidated financial statements for and as of the end of the second fiscal quarter of the fiscal year beginning January 1, 1998, and the references in the last sentence of Section
4.05 of the Credit Agreement to June 30, 1991 and December 31, 1990 shall be deemed to be references to June 30, 1998 and December 31, 1997, respectively; and the reference in Section 4.10 of the Credit Agreement to December 31, 1990 shall be deemed to be a reference to December 31, 1997.

              4. Effectiveness of Amendment. This Amendment shall be effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

              5. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

              6. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

              7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                         CURTISS-WRIGHT CORPORATION


                                         By    /s/ Gary Benschip

                                         Title    Treasurer



                                         MELLON BANK, N.A., individually and as
                                         Agent


                                         By    /s/ David N. Smith

                                         Title   Vice President


                                         PNC BANK, NATIONAL ASSOCIATION


                                         By    /s/ Judy B. Land

                                         Title    Vice President


                                         THE BANK OF NOVA SCOTIA


                                         By    /s/ Brian Allen

                                         Title    Senior Relationship Manager

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT

              THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 28, 1998 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks") and MELLON BANK, N.A., a national banking association, as agent for the Lenders and the Issuing Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

              WHEREAS, the Borrower, the Lenders, the Issuing Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1991 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower and certain Issuing Banks have issued Letters of Credit on behalf of the Borrower and its Subsidiaries; and

              WHEREAS, the Borrower has requested the Lenders to amend certain provisions of the Credit Agreement and to add certain terms thereto; and

              WHEREAS, the Lenders are willing to amend the Credit Agreement upon the terms and conditions hereinafter set forth; and

              WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

              1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

              1.1 Section 1.01 is hereby amended as follows:

                           (i) The following  definitions shall be added thereto
in the proper alphabetical order:

                           "As-Offered" shall have the meaning set forth in
         Section 2.04(a) hereof.

                           "Dollar Equivalent Amount" of any Revolving Credit Loan shall mean (a) with respect to a Revolving Credit Loan denominated in an Other Currency, an amount equal to the amount of Dollars that the amount of such Other Currency (equal to the principal amount of such Revolving Credit Loan) could purchase at 12:00 p.m., noon, Pittsburgh time, on the date of determination, based upon the quoted spot rates of the Agent, at which its applicable branch or office offers to exchange Dollars for such currency in the foreign exchange market and (b) with respect to a Revolving Credit Loan denominated in US Currency, an amount in Dollars equal to the principal amount of such Revolving Credit Loan.

                           "Other Currency" shall mean British Pounds, Swiss Francs, Belgium Francs, French Francs, Italian Lira, German Marks, Eurodollars, Singapore Dollars, Dutch Guilders, Denmark Krone and any freely available currency that is freely transferable and freely convertible into Dollars and requested by the Borrower and acceptable to all of the Lenders and to the Agent.

                           "Subsidiary   Borrower"  shall  mean   Curtiss-Wright
         Flight Systems, Inc., a Delaware corporation; Metal Improvement Company, Inc., a Delaware corporation; Curtiss-Wright Flow Control Corporation, a New York corporation; Curtiss-Wright Flow Control
         Service Corporation, a Delaware corporation; Curtiss-Wright Foreign Sales Corp., a Barbados corporation; Curtiss-Wright Flight Systems Europe A/S, a Danish corporation. Subsidiary Borrower shall also include (i) Curtiss-Wright Antriebstechnik GmbH, upon its formation as a wholly owned subsidiary of Curtiss-Wright Corporation, and (ii) SIG Antriebstechnik Ag, upon the consummation of the purchased of its issued and outstanding capital stock by Curtiss-Wright Corporation or a wholly owned subsidiary of Curtiss-Wright Corporation.

                           "US Currency" shall mean Dollars.

                           "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips of any Borrower or any of its Subsidiaries which is essential to its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

                  (ii) The following definitions set forth in Section 1.01 shall be amended as follows:

                           "Loan Documents" shall be amended by adding ", the Guaranty" in the first line thereof after "the Notes" and before "the Transfer Supplements".

                  1.2 Article II is deleted in its entirety and Article II shall be amended and restated, as attached hereto as Annex A.

                  1.3      A new Section 4.19 is hereby added:

                           "4.19.   Year  2000  Compliance.   The  Borrower  has
         reviewed its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of the Borrower's or any of its Subsidiaries' major commercial counter-parties. The Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect."

                  1.4      A new Section 6.17 is hereby added:

                           "6.17. Year 2000 Compliance. The Borrower shall to the best of its ability take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, to avoid experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect. The Borrower will provide the Agent with a quarterly certificate within 60 days of the end of each quarter commencing with such quarter ending at March 31, 1999 containing assurances and substantiations reasonably acceptable to the Required Lenders as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect."

                  1.5      A new Section 8.03 is hereby added:

                           "8.03. Judgment Currency. If any Lender or the Agent obtains a judgment against the Borrower in an Other Currency, the obligations of the Borrower in respect of any sum adjudged to be due to such Lender or the Agent hereunder or under the Revolving Credit Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by such Lender or the Agent of the Judgment Amount in such Other Currency, such Lender or Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Other Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount was originally due and owing to the Lenders or the Agent hereunder or under the Revolving Credit Notes (the "Original Due Date") (excluding the portion of the Judgment Amount which has accrued as a result of the failure of the Borrower to pay the sum originally due hereunder or under the Revolving Credit Notes when it was originally due hereunder or under the Revolving Credit Notes) (the "Loss"), the Borrower agrees, to indemnify such Lender or the Agent, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Lender or the Agent agrees to remit such excess to the Borrower."

              2. Conditions Precedent. The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before December 28, 1998 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

                           (a) Amendment. Each Lender shall have received a counterpart of this Amendment, duly executed by the Borrower.

                           (b) Representations and Warranties; Events of Default
                  and Potential Defaults. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist and shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. On the Effective Date, there shall have been delivered to the Agent a certificate, dated the Effective Date and signed on behalf of the Borrower by the President, Treasurer or chief financial officer of the Borrower, that (a) the representations and warranties set forth in Section 3 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

                           (c) Proceedings and Incumbency. On the Effective Date, there shall have been delivered to the Agent with an original counterpart for each Lender a certificate, dated the Effective Date and signed on behalf of the Borrower by the Secretary or an Assistant Secretary of the Borrower, certifying as to (i) true copies of the articles of incorporation and bylaws of the Borrower as in effect on such date (or a certificate of the Secretary or Assistant Secretary of the Borrower to the effect that there have been no changes in such articles of incorporation or bylaws from the forms thereof previously delivered to the Agent and the Lenders or, if there have been any such changes, attaching copies thereof), (ii) true copies of all corporate action taken by the Borrower relative to this Amendment and (iii) the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver this Amendment and the other documents and instrument to be executed and delivered under the Credit Agreement, as amended hereby. The Agent shall be entitled to conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Agent.

                           (d) Opinions of Counsel. On the Effective Date, there
                  shall have been delivered to the Agent written opinions, dated the Effective Date, of the General Counsel to the Borrower in form and substance satisfactory to the Agent and as to such matters incident to the transactions contemplated hereby as the Agent may reasonably request.

                           (e) Details,  Proceedings  and  Documents.  All legal
                  details and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Lenders, and, on the Effective Date, the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and the Lenders, as the Agent or any Lender may reasonably request.

              3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment.

              4. Effectiveness of Amendment. This Amendment shall be effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

              5. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

              6. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

              7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                         CURTISS-WRIGHT CORPORATION


                                         By    /s/ Gary Benschip

                                         Title    Treasurer


                                         MELLON BANK, N.A., individually and as
                                         Agent


                                         By    /s/ David N. Smith

                                         Title    Vice President


                                         PNC BANK, NATIONAL ASSOCIATION


                                         By    /s/ Judy B. Land

                                         Title    Vice President


                                         THE BANK OF NOVA SCOTIA


                                         By    /s/ Brian Allen

                                         Title    Senior Relationship Manager

                           CURTISS-WRIGHT CORPORATION

                                 Subsidiary Note

$                                                      Pittsburgh, Pennsylvania
-------------------
                                                       --------,----------

                  FOR VALUE RECEIVED, the undersigned, [INSERT PROPER NAME OF SUBSIDIARY] (the "Borrower"), promises to pay to the order of [INSERT PROPER NAME OF THE LENDER] (the "Lender") on or before the Revolving Credit Maturity Date (as defined in the Agreement referred to below), and at such earlier dates as may be required by such Agreement, the lesser of (i) the principal sum of
                                   ($                   ) or (ii) the aggregate
----------------------------------   -------------------
unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Note is one of the "Subsidiary Notes" as referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of October 29, 1991, as amended, by and among the Borrower, the Lenders parties thereto from time to time, the Issuing Banks from time to time thereunder, and Mellon Bank, N.A., as Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                                         [INSERT PROPER NAME OF THE SUBSIDIARY]


                                          By:
                                          Name:
                                          Title:

                                    ANNEX A

                                   ARTICLE II
                                   THE CREDITS

                  2.01.  Revolving Credit Loans.

                  (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans in either US Currency or in an Other Currency (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date.

                  Subject to the terms and conditions herein, each Lender agrees to make Loans to any Subsidiary Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. The Loans shall be made to such Subsidiary Borrower upon the completion of the following conditions: (i) submit Standard Notice under Section 2.03 hereof,
(ii) Curtiss-Wright Corporation executes and delivers to the Agent a Guaranty and Suretyship Agreement in favor of Lenders in the form as attached hereto as Exhibit B (the "Guaranty"), and (iii) the obligation of such Subsidiary Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes from such Subsidiary Borrower to each Lender in substantially the form attached hereto as Exhibit C (the "Subsidiary Borrower Notes"). In the event that a Subsidiary Borrower becomes a Borrower under this Section 2.01(a), all references to "Borrower" in Articles I, II, IV, VI, VII, VIII and X and Section
5.02 shall be deemed to include such Subsidiary Borrower.

                  A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Pro Rata share of the total Revolving Credit Extensions of Credit at any time outstanding would exceed such Lender's Revolving Credit Committed Amount at such time. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as either such amount may have been reduced under Section 2.02 hereof at such time, and subject to transfer to another Lender as provided in Section 10.14 hereof.

                  (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) Revolving Credit Notes. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by (i) promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Borrower Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount and
(ii) the Subsidiary Notes (the Borrower Notes and the Subsidiary Notes are collectively the "Revolving Credit Notes").

                  (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

                  (e) Extension of Revolving Credit Maturity Date. The Revolving Credit Maturity Date may be extended for successive one year periods at the request of the Borrower with the express consent of each Lender as provided below. Not later than the date 90 days prior to each Anniversary Date, the Borrower shall, at its option, in a written notice to the Agent request (an "Extension Request") that the Revolving Credit Maturity Date be extended for a period of one year. The Agent shall promptly inform the Lenders of such Extension Request. Each Lender that agrees with such Extension Request shall deliver to the Agent its express written consent thereto no later than 60 days prior to such Anniversary Date. If (i) any Lender notifies the Agent in writing on or before the 60th day prior to such Anniversary Date that it will not consent to such Extension Request or (ii) all of the Lenders have not in writing expressly consented to any such Extension Request as provided in the preceding sentence, then the Agent shall so notify the Borrower and the Borrower, at its option, may replace each Lender which has not agreed to such Extension Request (a "Nonextending Lender") with another commercial lending institution reasonably satisfactory to the Agent (a "Replacement Lender") by giving notice (not later than the date 30 days prior to such Anniversary Date) of the name of such Replacement Lender to the Agent. Unless the Agent shall object to the identity of such proposed Replacement Lender prior to the date 20 days prior to such Anniversary Date, upon notice from the Agent, each Nonextending Lender shall promptly (but in no event later than such Anniversary Date) assign all of its interests hereunder to such Replacement Lender in accordance with the provisions of Section 10.14(c) hereof. If, prior to such Anniversary Date some, but not all, of the Lenders have agreed to such Extension Request, and each Nonextending Lender has not been replaced by the Borrower in accordance with the terms of this Section 2.01(e), the Revolving Credit Maturity Date shall be extended in accordance with such Extension Request; provided, however, that on the original Revolving Credit Maturity Date (as such date may have been previously extended), the Commitment of each Nonextending Lender shall be terminated, the Borrower shall pay to the Agent for the account of such Nonextending Lender such Nonextending Lender's Pro Rata share of the principal of and interest on all outstanding Revolving Credit Loans and Letter of Credit Reimbursement Obligations, and the total Revolving Credit Commitment shall be irrevocably reduced by an amount equal to the aggregate Commitments of all Nonextending Lenders. If all Lenders consent to any such Extension Request (or, if any Nonextending Lenders are replaced in accordance with this Section), then as of 5:00 p.m. Pittsburgh time on the Anniversary Date the Revolving Credit Maturity Date shall be deemed to have been extended for, and shall be the date, one year after the then effective Revolving Credit Maturity Date (as such date may have been previously extended pursuant to this Section).

                  2.02. Revolving Credit Commitment Fee; Reduction of the Revolving Credit Committed Amounts.

                  (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Revolving Credit Commitment Fee") equal to 0.25% per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed), for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the amount (not less than zero) equal to (i) such Lender's Revolving Credit Committed Amount on such day, minus (ii) the Dollar Equivalent Amount aggregate principal amount of such Lender's Revolving Credit Extensions of Credit outstanding on such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid (x) on each Regular Payment Date, (y) on the date of each reduction of the Revolving Credit Committed Amount (whether optional or mandatory) on the amount so reduced and (z) on the Revolving Credit Maturity Date.

                  (b) Reduction of the Revolving Credit Committed Amounts. The Borrower may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the Dollar Equivalent Amount sum of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount which is a minimum amount of $5,000,000 and integral multiples of $500,000 thereof. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than 30 days' notice (which notice shall be irrevocable) to such effect to the Agent. After the date specified in such notice the Revolving Credit Commitment Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced. Upon reduction of the Revolving Credit Committed Amounts to zero, payment in full of all Obligations and expiration or termination of all outstanding Letters of Credit, this Agreement shall be terminated.

                  2.03. Making of Loans. Whenever the Borrower desires that the Lenders make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The currency, which shall be either US Currency or an Other Currency, in which such Revolving Credit Loans are to be made;

                  (b)      The party making the borrowing thereunder;

                  (c) The date, which shall be a Business Day, on which such proposed Loans are to be made;

                  (d) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (e) of this Section 2.03;

                  (e) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, of such proposed Loans; and

                  (f) With respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.04(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in Article V hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Agent (a) with respect to a Loan denominated in US Currency, at the Agent's Office, no later than 12:00 o'clock Noon, Pittsburgh time, in funds immediately available at such Office, and (b) with respect to a Loan denominated in an Other Currency, at the Agent's London Office, no later than 12:00 o'clock Noon, London time, in funds immediately available at such London Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office or London Office, as the case may be.

                  2.04.  Interest Rates.

                  (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the Borrower may select different options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the CD Rate Portion or the Euro-Rate Portion of the Loans. The aggregate number of Funding Segments applicable to the CD Rate Portion and the Euro-Rate Portion of the Revolving Credit Loans at any time shall not exceed five.

                  (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.625% plus the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

                  (ii) CD Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day plus the Applicable Margin for such day. "CD Rate" for any day shall mean for each Funding Segment of the CD Rate Portion corresponding to a proposed or existing CD Rate Funding Period the rate per annum determined by the Agent by adding:

                           (A) the rate per  annum  obtained  by  dividing  (the
                  resulting quotient to be rounded upward to the nearest 1/100 of 1%) (1) the rate of interest (which shall be the same for each day in such CD Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the secondary market bid rates at or about 11:00 a.m., Eastern time, on the first day of such CD Rate Funding Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in amounts comparable to such Funding Segment and having maturities comparable to such CD Rate Funding Period by (2) a number equal to 1.00 minus the CD Rate Reserve Percentage for such CD Rate Funding Period plus

                           (B) the Assessment Rate.

                  The "CD Rate" may also be expressed by the following formula:

                  [average of the secondary market   ]
                  [bid rates determined by the Agent ]
CD Rate =         [per subsection (A)(1)             ] + Assessment Rate
                  [1.00 - CD Rate Reserve Percentage]

                  "CD Rate Reserve Percentage" for any day and for any CD Rate Funding Period shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United States having a maturity comparable to such CD Rate Funding Period. The CD Rate shall be adjusted automatically as of the effective date of each change in the CD Rate Reserve Percentage. The CD Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold such reserves in connection with its funding hereof or, if required to hold such reserves, is required to hold reserves at the "CD Rate Reserve Percentage" as herein defined.

                  "Assessment Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the maximum rate per annum payable by a depository institution insured by the Federal Deposit Insurance Corporation (or any successor) for such day as an assessment for insurance on Dollar time deposits, exclusive of any credit that is or may be allowed against such assessment on account of assessment payments made or to be made by such depository institution. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate. The CD Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to pay Federal Deposit Insurance Corporation assessments or, if required to pay such assessments, is required to pay such assessments at the "Assessment Rate" as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Lenders of the CD Rate determined or adjusted in accordance with the definition of CD Rate, which determination or adjustment shall be conclusive absent manifest error.

                  (iii) Euro-Rate Option: A rate per annum (based on a year of 365 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in US Currency or any Other Currency, as applicable, offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to

                  1.00     minus the Euro-Rate Reserve Percentage.

                  The "Euro-Rate" may also be expressed by the following formula:

                      [average of the rates offered to major money ]
                      [center banks in the London interbank market]
Euro-Rate =           [determined by the Agent per subsection (A)  ]
                      [1.00 - Euro-Rate Reserve Percentage       ]

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive absent manifest error.

                  (iv) As-Offered Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the "As-Offered Rate" for such day. The "As-Offered Rate" for any day shall mean such rate per annum as may be offered by the Lenders in their sole discretion to the Borrower from December 30, 1998 to December 31, 1998 (the "As-Offered Funding Period") for such Funding Segment as Lenders shall offer in their sole discretion, which rate shall remain fixed for the duration of such As-Offered Rate Funding Period. Without limiting the discretion of Lender or the generality of the foregoing, the As-Offered Rate (if offered) shall reflect Lender's fully reserved cost of funds and shall include a margin of at least 0.625%.

                  (b) Applicable Margin. The "Applicable Margin" for each interest rate Option for any day shall mean the percentage set forth below:

                    Interest Rate Option          Applicable Margin
                    Base Rate Option              0
                    CD Rate Option                0.625%
                    Euro Rate Option              0.625%
                    As-Offered                    0

                  (c) Funding Periods. At any time when the Borrower shall select, convert to or renew the CD Rate Option or the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

                   Interest Rate Option           Available Funding Periods
                   CD Rate Option
                                                  30,  60,  90, 180 days or such
                                                  longer   period   as   may  be
                                                  offered by all of the  Lenders
                                                  in their sole  discretion ("CD
                                                  Rate Funding Period"); and
                   Euro-Rate Option
                                                  One, two, three, six months or
                                                  one year or such longer period
                                                  as  may be  offered  by all of
                                                  the   Lenders  in  their  sole
                                                  discretion ("Euro-Rate Funding
                                                  Period");
                    As-Offered
                                                  December  30, 1998 to December
                                                  31, 1998 ("As-Offered  Funding
                                                  Period");
provided, that:

                  (i) Each CD Rate Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                  (ii) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive);

                  (iii) The Borrower may not select a Funding Period that would end after the Revolving Credit Maturity Date; and

                  (iv) The Borrower shall, in selecting any Funding Period, allow for scheduled mandatory payments and foreseeable mandatory prepayments of the Loans.

                  (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Revolving Credit Loans, shall be as set forth below:

--------------------------------- ---------------------------------------------
Portion or Funding Segment        Allowable Aggregate Principal Amounts
--------------------------------- --------------- -----------------------------
--------------------------------- ---------------------------------------------
Base Rate Portion                 an integral multiple of 500,000 of US Currency
                                  or the Other Currency denominated by the
                                  Borrower
--------------------------------- ---------------------------------------------
--------------------------------- ---------------------------------------------
Each Funding Segment of the       an  integral  multiple
CD Rate Portion                   of 500,000 of US  Currency  or
                                  the Other Currency denominated
                                  by the Borrower
--------------------------------- ---------------------------------------------
--------------------------------- ---------------------------------------------
Each Funding Segment of the       an integral multiple of 1,000,000 of US
Euro-Rate Portion                 Currency or the Other Currency denominated by
                                  the Borrower
--------------------------------- ---------------------------------------------
--------------------------------- ---------------------------------------------
Each Funding Segment of the       an integral multiple of 500,000 of  US
As-Offered Portion                Currency or the Other Currency
                                  denominated by the Borrower
--------------------------------- ---------------------------------------------


                  (e)    CD Rate or Euro-Rate Unascertainable; Impracticability.
If

                  (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive absent manifest error) that:

                           (A) adequate and reasonable means do not exist for
                  ascertaining such CD Rate or Euro-Rate,

                           (B) a contingency  has occurred which  materially and
                  adversely   affects  the  secondary   market  for   negotiable
                  certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

                           (C) the  effective  cost to such  Lender of funding a
                  proposed Funding Segment of the CD Rate Portion or the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the CD Rate or the Euro-Rate, as the case may be, applicable to such Funding Segment, or

                  (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the CD Rate Portion or the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the CD Rate Option or Euro-Rate Option, as the case may be, shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exist.

                  If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.04(e), the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

                  If at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.04(e) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                  2.05.  Conversion or Renewal of Interest Rate Options.

                  (a) Conversion or Renewal. Subject to the provisions of Sections 2.09(c) and 2.10(b) hereof, unless an Event of Default shall have occurred and be continuing, the Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the CD Rate Option or the Euro-Rate Option as to any Funding Segment of the CD Rate Portion or the Euro-Rate Portion:

                  (i) At any time with respect to conversion from the Base Rate Option; or

                  (ii) At the expiration of any Funding Period with respect to conversions from the As-Offered Rate Option or conversions from or renewals of the CD Rate Option or the Euro-Rate Option, as the case may be, as to the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

                  (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                  (x) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the As-Offered Rate Option, the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted from or renewed;

                  (y) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the As-Offered Rate Option, the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted; and

                  (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.04(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

                  (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the As-Offered Rate Portion, the CD Rate Portion or Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period; provided, however, that if any Euro-Rate Portion is in an Other Currency, such portion shall be renewed automatically for one month on the last day of the expiring Funding Period.

                  2.06. Prepayments Generally. Whenever the Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The currency, which shall be either US Currency or an Other Currency, in which such prepayment is to be made;

                  (b) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (c) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.06; and

                  (d) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each part of each Funding Segment of the As-Offered Rate Portion, the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each Funding Segment of the As-Offered Rate Option, the CD Rate Portion and the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.07. Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 2.10(b) hereof):

                  (a) At any time with respect to any part of the Base Rate Portion; or

                  (b) At the expiration of any Funding Period with respect to prepayment of the As-Offered Rate Portion, the CD Rate Portion or the Euro-Rate Portion, as the case may be, with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

Any such prepayment shall be made in accordance with Section 2.06 hereof.

                  2.08. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on each Regular Payment Date. Interest on each Funding Segment of the As-Offered Portion shall be due and payable on the last day of the corresponding As-Offered Funding Period. Interest on each Funding Segment of the CD Rate Portion shall be due and payable on the last day of the corresponding CD Rate Funding Period and, if such CD Rate Funding Period is longer than 90 days, also every 90th day during such CD Rate Funding Period. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.09.  Pro Rata Treatment; Payments Generally.

                  (a) Pro Rata Treatment. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest and Revolving Credit Commitment Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for payments of interest involving an Affected Lender as provided in Section 2.04(e) hereof, payments to a Lender under Sections 2.10,
2.12 or 3.07 hereof and payments to any Issuing Bank pursuant to Section 3.02(b) hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) Payments Generally. The parties agree that (i) all payments and prepayments of principal, interest and other amounts in connection with Loans denominated in US Currency and all fees shall be made in US Currency and (ii) all payments of principal, interest and other amounts (other than fees) in connection with Revolving Credit Loans denominated in any Other Currency shall be made in such Other Currency. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrower in US Currency shall be payable by 12:00 o'clock noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Except for payments under Sections 2.10 and 10.06, such payments shall be made to the Agent at its Office in US Currency in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. All payments and prepayments to be made in respect of principal, interest fees or other amounts due from the Borrower in any Other Currency shall be payable by 12:00 o'clock noon, London time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Except for payments under Sections 2.10 and 10.06, such payments shall be made to the Agent at its London Office in such Other Currency in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. Any payment or prepayment received (i) in US Currency by the Agent or such Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day and (ii) in any Other Currency by the agent or such Lender after 12:00 o'clock noon, London time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Agent.

                  (c) Default Interest. To the extent permitted by law, from and after the date on which an Event of Default shall have occurred hereunder, and so long as such Event of Default continues to exist, principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, shall bear interest for each day (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

                  (i) In the case of any part of the As-Offered Rate Portion, the CD Rate Portion or Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                  (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, 2% above the then-current Base Rate Option.

To the extent permitted by law, interest accrued under this Section 2.09 on any amount shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.10.  Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

                  (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the CD Rate or the Euro-Rate, as the case may be, hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional Euro-Rate Funding office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option. A certificate by such Lender as to the amount due and payable under this
Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any As-Offered Rate Portion, CD Rate Portion or Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender as follows:

                  (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Applicable Funding Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

                  (ii) the Funding Breakage Indemnity to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Applicable Funding Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

For purposes of this Section, the term "Applicable Funding Rate" shall mean (i) in the case of any calculation of a Funding Breakage Indemnity payment with respect to a particular Funding Segment for which the corresponding Funding Period was originally one year or longer, the Treasury Rate, and (ii) in the case of any calculation of a Funding Breakage Indemnity payment with respect to a Funding Segment for which the corresponding Funding Period was originally less than one year, the Euro-Rate.

                  Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option applicable to the Loans (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this Section 2.10(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

                  2.11. HLT Classification. In the event that after the date hereof the Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification") by any Governmental Authority having jurisdiction over any Lender, such Lender may in its discretion from time to time so notify the Agent, and upon receiving such notice the Agent shall promptly give notice of such event to the Borrower, the Issuing Banks and the Lenders. In such event the parties hereto shall commence negotiations to agree on revised Revolving Credit Commitment Fees, interest rates and Applicable Margins hereunder. If the parties hereto fail to agree on such matters in their respective absolute discretion within 60 days of the notice given by the Agent referred to above, then the Required Lenders may at any time or from time to time thereafter direct the Agent to (a) by ten Business Days' notice to the Borrower, terminate the Revolving Credit Commitments, and the Revolving Credit Commitments shall thereupon terminate, or (b) by ten Business Days' notice to the Borrower, declare the Obligations, together with (without duplication) accrued interest thereon, to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue. The Lenders acknowledge that an HLT Classification is not an Event of Default or Potential Default hereunder.

                  2.12.  Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. The Borrower hereby indemnifies the Agent and each of the Lenders for the full amount of such Taxes and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying such Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes but excluding any claims, liabilities or losses with respect to or arising from omissions to pay or delays in payment attributable to the act or omission of the Agent or any Lender), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                  (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any state thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent

                  (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

                  (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                  2.13.  Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.10(a) hereof, and if such Lender determines in its sole discretion that such transfer would be practicable and would not have a Material Adverse Effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                  (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more substitute promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower; provided, that if a Lender requests the Borrower to issue one or more substitute promissory notes in accordance with clause (ii) above, the amount of the Note payable to such Lender shall automatically be reduced accordingly. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.13(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Lender's order.

                  2.14. Closing Fee. The Borrower shall pay to the Agent for the account of each Lender on the Closing Date a fee equal to .10 of 1% of each Lender's Revolving Credit Commitment.

                  2.15.  Multicurrency Payments.

                  (a)      Dollar Equivalent Amounts.

                  (i) Calculation of Dollar Equivalent Amounts. Upon each making and upon each payment of a Revolving Credit Loan denominated in an Other Currency, the Agent shall calculate the Dollar Equivalent Amount of such Revolving Credit Loan, as the case may be, and shall provide written confirmation to the Lenders.

                  (ii)   Recalculation   of  Dollar   Equivalent   Amounts.   In
determining the Dollar Equivalent Amount of the aggregate Revolving Credit Extensions of Credit of the Lenders, the Agent may use the respective Dollar
Equivalent Amounts for the Revolving Credit Loans pursuant to paragraph (i) of this subsection (a), unless such Dollar Equivalent Amount so calculated exceeds 90% of the Revolving Credit Commitment Amount, in which case the Agent shall recalculate the Dollar Equivalent Amount of the Revolving Credit Loans outstanding no less frequently than once each week. The Agent may recalculate the Dollar Equivalent Amounts of each of the Revolving Credit Loans as frequently as it determines to do so in its discretion, provided, that such recalculation shall be made for all of the Revolving Credit Loans no less frequently than once each week during any period when the aggregate Dollar Equivalent Amount of the aggregate Credit Exposure of the Lenders exceeds 90% of the Revolving Credit Commitment Amount.

                  (b)  Unavailability.

                  (i) General. Subject to paragraph (ii) of this subsection (b), if, in the reasonable judgment of the Agent, any Other Currency ceases to be available and freely tradable in the London foreign exchange market, such Other Currency shall cease to be an Other Currency. The Agent shall give prompt notice to the Borrower and the Lenders of such event. In the event that (A) the Agent has determined that an Other Currency has ceased to be available and freely tradable in the London foreign exchange market and (B) the Agent has determined in good faith that such Other Currency is not otherwise available to the Borrower, then, on the date any Revolving Credit Loan denominated in such Other Currency would become due under the terms of this Agreement (other than as a result of an optional prepayment under Section 2.07 or of the acceleration of such Revolving Credit Loans under Section 8.02), the Borrower shall repay such Revolving Credit Loans by paying to each Lender an amount in Dollars equal to the amount determined in good faith by such Lender (which determination shall be conclusive absent manifest error) necessary to compensate such Lender for the principal of and accrued interest on such Revolving Credit Loans and any additional cost, expense or loss incurred by such Lender as a result of such Revolving Credit Loans being repaid in Dollars (rather than in the denominated Other Currency).

                  (ii)  European Monetary Union.

                           A. Definitions. In this Section 2.15 and Article II and in each other provision of this Agreement to which reference is made in this Section 2.15 expressly or impliedly, the following terms have the meanings given to them in this
                 Section 2.15:

                           "commencement  of the third  stage of EMU"  means the
                  date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

                           "EMU" means economic and monetary union as
                 contemplated in the Treaty on European Union.

                           "EMU legislation"  means legislative  measures of the
                  European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                           "euro" means the single currency of participating
                 member states of the European Union;

                           "euro unit" means the currency unit of the euro;

                           "national currency unit" means the unit of currency
                 (other than a euro unit) of a participating member state;

                           "participating member state" means each state so
                 described in any EMU legislation; and

                           "Treaty on European  Union"  means the Treaty of Rome
                  of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                           B.  Effectiveness of Provisions.  The provisions of
paragraphs C to G below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                           C.       Redenomination and Alternative Currencies.
Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or such national currency unit.

                           D.  Business Days.  With respect to any amount
denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and Pittsburgh, Pennsylvania and/or such principal financial center or centers in such participating member state or states as the Agent may from time to time denominate for this purpose.

                           E.  Payments by the Agent Generally.  With respect to
the payment of any amount denominated in the euro or in a national currency unit, the Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower shall have specified for such purpose. In this paragraph E, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of euro.

                           F.  Rounding and Other Consequential Changes. Without
prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement:

                           (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify; and

                           (ii) except as  expressly  provided  in this  Section
         2.15, each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                           G.  Increased Costs.  The Borrower shall from time to
time, at the request of the Agent, pay to the Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state.

                 EIGHTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

                  THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of January 26, 1999 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks") and MELLON BANK, N.A., a national banking association, as agent for the Lenders and the Issuing Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders, the Issuing Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1991 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower and certain Issuing Banks have issued Letters of Credit on behalf of the Borrower and its Subsidiaries; and

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to a Short Term Credit Agreement, dated as of October 29, 1994 (as amended, the "Short Term Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower; and

                  WHEREAS, the Borrower has requested the Lenders to amend certain provisions of the Credit Agreement and to waive certain terms under the Credit Agreement and the Short Term Credit Agreement; and

                  WHEREAS, the Lenders are willing to amend the Credit Agreement and to waive certain terms under the Credit Agreement and the Short Term Credit Agreement upon the terms and conditions hereinafter set forth; and

                  WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Amendments to Credit Agreement. Section 7.03 of the Credit Agreement is hereby amended to substitute in the fifth line thereof the amount "$25,000,000" for the amount "$15,250,000".

                  2. Waiver. The Lenders hereby consent to the Borrower's deviation from compliance with the provisions of Section 7.03 of the Credit Agreement to the extent, but only to the extent, that such deviation occurred prior to the date hereof and resulted from the Borrower permitting its domestic Subsidiaries to create, incur, assume, suffer to exist or have outstanding Funded Indebtedness which in the aggregate for all domestic Subsidiaries
exceeded   $15,250,000;   provided,   however,  that  at  no  time  such  Funded
Indebtedness exceeded $25,000,000. Any Event of Default under the Credit Agreement or the Short Term Credit Agreement arising out of the Borrower's deviation from Section 7.03 for the reason described above prior to the date hereof is hereby waived.

                  3. Conditions Precedent. The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before January 26, 1999 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

                           (a) Amendment. Each Lender shall have received a counterpart of this Amendment, duly executed by the Borrower.

                           (b) Representations and Warranties; Events of Default
                  and Potential Defaults. The representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. By execution of this Amendment, the Borrower certifies to the Lenders that as of the Effective Date (a) the representations and warranties set forth in Section 4 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

                           (c) Opinions of Counsel. On the Effective Date, there
                  shall have been delivered to the Agent written opinions, dated the Effective Date, of the General Counsel to the Borrower in form and substance satisfactory to the Agent and as to such matters incident to the transactions contemplated hereby as the Agent may reasonably request.

                  4. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment. In addition, the reference in Section
4.05 of the Credit Agreement to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1989 and December 31, 1990 shall be deemed to be a reference to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1997 and December 31, 1998, respectively, the reference in such Section to the parallel interim consolidated financial statements for and as of the end of the six months ended June 30, 1991 shall be deemed to be a reference to the parallel interim consolidated financial statements for and as of the end of the second fiscal quarter of the fiscal year beginning January 1, 1998, and the references in the last sentence of Section
4.05 of the Credit Agreement to June 30, 1991 and December 31, 1990 shall be deemed to be references to June 30, 1998 and December 31, 1997, respectively; and the reference in Section 4.10 of the Credit Agreement to December 31, 1990 shall be deemed to be a reference to December 31, 1998.

                  5.  Effectiveness  of  Amendment.   This  Amendment  shall  be
effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

                  6. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

                  7. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                         CURTISS-WRIGHT CORPORATION


                                         By    /s/ Gary Benschip

                                         Title    Treasurer


                                         MELLON BANK, N.A., individually and as
                                         Agent


                                         By    /s/ David N. Smith

                                         Title    Vice President


                                         PNC BANK, NATIONAL ASSOCIATION


                                         By    /s/ Judy B. Land

                                         Title    Vice President


                                         THE BANK OF NOVA SCOTIA


                                         By    /s/ Brian Allen

                                         Title    Senior Relationship Manager